Exhibit 99.1

CONTACT: Brad Ankerholz +1-770-644-3062 Vice President and Treasurer
PRESS RELEASE:
Graphic Packaging Holding Company Announces 47.0 Million Share Common Stock
Offering, Acquisition of Sierra Pacific Packaging, and Preliminary First Quarter Results
Marietta, Georgia — April 11, 2011 — Graphic Packaging Holding Company (“Graphic Packaging”) (NYSE: GPK) today announced the commencement of a 47.0 million share public offering of its common stock, to be underwritten by Goldman, Sachs & Co., BofA Merrill Lynch, J.P. Morgan and Deutsche Bank Securities as joint book-running managers, and Robert W. Baird & Co. and Oppenheimer & Co. Inc. as co-managers. Graphic Packaging intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares sold to cover over-allotments, if any.
Graphic Packaging intends to use the net proceeds from the offering to repurchase 6.5 million shares of common stock held by the Grover C. Coors Trust, or 7.475 million shares if the underwriters exercise their option to purchase additional shares of our common stock in full. Additionally, Graphic Packaging intends to use approximately $53.5 million of the proceeds from the offering to acquire substantially all of the assets of Sierra Pacific Packaging, Inc., a producer of folding cartons, beverage carriers and corrugated boxes for the consumer packaged goods industry. The Company will use any remaining net proceeds to reduce its indebtedness and for general corporate purposes.
The shares will be issued pursuant to a prospectus supplement filed as part of an existing shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on Form S-3 (File No. 333-166324).
This announcement shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of these securities under the securities laws of any such jurisdiction.
Graphic Packaging has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, including any prospectus supplement, and other documents Graphic Packaging has filed with the SEC for more complete information about Graphic Packaging and this offering. You may get these documents for free by visiting EDGAR on the SEC Web Site at www.sec.gov. Alternatively, Graphic Packaging, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you contact any of the following:
•	Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 866-471-2526, facsimile: 212-902-9316 or by email: prospectus-ny@ny.email.gs.com

•	BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attn: Prospectus Department or email: dg.prospectus_requests@baml.com

•	J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions at 1155 Long Island Avenue, Edgewood, New York 11717, or by telephone at 866-803-9204

•	Deutsche Bank Securities Inc., Attention: Prospectus Department, Harborside Financial Center, 100 Plaza One, Jersey City, New Jersey 07311-3988, telephone: 800-503-4611, email: prospectus.cpdg@db.com

Preliminary First Quarter Results
In addition, Graphic Packaging has announced preliminary first quarter results. For the first quarter 2011, the Company expects to report net sales of $1,000.6 million, down 0.3% from the $1,004.1 million reported in the first quarter of 2010. The decrease was primarily due to a decline in product volumes sold during February as a result of strong storms affecting a large portion of the United States. The storms caused the Company and its customers to close manufacturing facilities as the storms disrupted operations and its customers’ ability to deliver products was curtailed. The Company expects to report net income for the first quarter 2011 of $26.7 million, compared to $6.3 million in the first quarter of 2010. The improvement over the prior year period was due to lower restructuring, interest and tax expenses. Net (loss) income before income tax expense, equity income of unconsolidated entities, interest expense, net, and depreciation and amortization (including noncash pension amortization) (“EBITDA”) for first quarter 2011 is expected to be $142.7 million, an increase from the first quarter 2010 EBITDA but down 1.5% from first quarter 2010 Adjusted EBITDA of $144.8 million, as a result of the volume decrease. The table below sets forth the calculation of the Company’s EBITDA and Adjusted EBITDA for the first quarter of 2010 and the first quarter of 2011. The Company expects to report net cash provided by operating activities of $6.1 million for first quarter 2011 compared to net cash used by operating activities of ($25.2) million in the first quarter of 2010.
Reconciliation of Non-GAAP Financial Measures

	Three Months Ended
	March 31,
In millions	2011	2010

Net income	$26.7	$6.3
Add (subtract):
Income tax expense	2.9	8.6
Equity income of unconsolidated entities	(0.3)	(0.3)
Interest expense, net	39.3	45.0
Depreciation and amortization	74.1	76.7

EBITDA	142.7	136.3
Charges associated with combination with Altivity	—	8.5

Adjusted EBITDA	$142.7	$144.8

The numbers provided above are preliminary and represent the most current information available to management. The Company’s normal quarter-end closing and financial statement preparation process has not yet been completed. As a result, the Company’s actual financial results could be different from the results provided above and the differences could be material.
Full Earnings Release and Conference Call
The Company will release full operating results for the first quarter of 2011 on Thursday, April 21, 2011 before the market opens. The same morning, the Company will host a conference call at 10:00 a.m. to discuss first quarter results. To access the live conference call, listeners calling from within North

America should dial 800-392-9489 at least 10 minutes prior to the start of the conference call (Conference ID #58926865). Listeners may also access the audio webcast at the Investor Relations section of the Graphic Packaging website: http://www.graphicpkg.com. Replays of the call will be available for one week following the completion of the call and can be accessed by dialing 800-642-1687.
About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE: GPK), headquartered in Marietta, Georgia, is a leading provider of packaging solutions for a wide variety of products to food, beverage and other consumer products companies. The Company is one of the largest producers of folding cartons and holds a leading market position in coated-recycled boxboard and specialty bag packaging. Graphic Packaging’s customers include some of the most widely recognized companies in the world. Additional information about Graphic Packaging, its business and its products, is available on the company’s web site at www.graphicpkg.com.
Forward-Looking Statements
Any statements of the Company’s expectations in this press release constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements, including but not limited to, statements regarding the proposed offering of common stock and the discussion under the caption “Preliminary First Quarter Results”, are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s present expectations. These risks and uncertainties include, but are not limited to, the Company’s substantial amount of debt, inflation of and volatility in raw material and energy costs, volatility in the credit and securities markets, accounting or other adjustments to the Company’s preliminary financial results for the first quarter of 2011, cutbacks in consumer spending that could affect demand for the Company’s products or actions taken by the Company’s customers in response to the difficult economic environment, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives and cost reduction plans, currency movements and other risks of conducting business internationally, and the impact of regulatory and litigation matters, including those that impact the Company’s ability to protect and use its intellectual property and the Company’s ability to successfully integrate acquired businesses, including Sierra Pacific Packaging, Inc. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made as the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company’s periodic filings with the SEC.
SOURCE Graphic Packaging Holding Company